EXHIBIT 10.20

SECURITY AGREEMENT

AGREEMENT, dated October 15, 2018, between Power Clouds Inc., a New York corporation, having an address at One World Trade Center, Suite 8500, New York, NY 10007 (“Guarantor”), and [*] (“Secured Party”).

W I T N E S S E T H:

WHEREAS, concurrently herewith Secured Party is lending to PCG_Holdco UG, a German corporation, having an address at Walther Rathenau Str. 24 - 64646 Heppenheim, Germany (“Maker”), the sum of Three Million One Hundred Ninety Seven Thousand and Five Euros (€3,197,005), as evidenced by a Promissory Note of even date herewith, and in order to induce Secured Party to make said loan, Guarantor has entered into a Guaranty of the obligations of Maker (the “Guaranty”) and has agreed to pledge to Secured Party certain property as security for the loan;

NOW THEREFORE, in consideration of Ten Dollars, and other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as fol-lows:

1. Definitions. The following terms as used in this Agreement shall have the meanings set forth below:

“Collateral” shall mean all of the property set forth in Exhibit A attached hereto and made a part hereof, and all property of the same class or character ac-quired by Guarantor subsequent to the date hereof, and all proceeds thereof, and all substitutions, replace-ments and accessions thereto, unless related to assets located in Italy or Romania, which are expressly not included hereunder.

“Obligations” shall mean all monies due or to become due under the aforesaid Guaranty, and any other indebt-edness or liability of Guarantor to Secured Party, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

2. Creation Of The Security Interest. Guarantor here-by grants to Secured Party a security interest in all of the right, title and interest of Guarantor in and to the Collateral to secure the full and prompt payment of all of the Obligations.

3. Guarantor’s Obligations To Pay. Guarantor shall pay all of the Obligations of Guarantor to Secured Party under the Guaranty as the same may become due according to their terms. Guarantor shall be liable for, and shall reimburse to Secured Party, all expenses, including reasonable attorneys’ fees, incurred or paid in connection with establishing, perfecting, maintaining, protecting or enforcing any of Secured Party’s rights and remedies hereunder.

4. Protection Of The Collateral. Guarantor shall defend the title to the Collateral against all claims and demands whatsoever. Guarantor shall keep the Collateral free and clear of all liens, charges, encumbrances, taxes and assessments, and shall pay all taxes, assessments and fees relating to the Colla-teral. Upon request by Secured Party, Guarantor shall furnish further assurances of title, execute any further instruments and do any other acts necessary to effectuate the purposes and provi-sions of this Agreement. Guarantor shall not sell, exchange, assign, transfer or otherwise dispose of the Collateral, and shall not encumber, hypothecate, mortgage, create a lien on or security interest in the Collateral, without the prior written consent of Secured Party in each instance. The risk of loss of the Collateral at all times shall be borne by Guarantor. Guarantor shall keep the Collateral in good repair and condition and shall not misuse, abuse or waste the Collateral or allow the Collateral to deteriorate except for normal wear and tear.

Guarantor at all times shall maintain: (a) insurance covering the Collateral and all other property of Guarantor against loss or damage by fire and other hazards; (b) insurance against liability on account of damage to persons and property; (c) all insurance required under applicable workmen’s compensa-tion laws; and (d) insurance covering such other risks as Secured Party reasonably may request. Such insurance shall be in amounts satisfactory to Secured Party, shall be maintained with responsi-ble insurance carriers, shall name Guarantor and Secured Party as their interests may appear as insured, and shall provided for at least ten days’ notice to Secured Party prior to cancellation. Guarantor, from time to time, upon Secured Party’s written re-quest, promptly shall furnish or cause to be furnished to Secured Party evidence of the maintenance of all insurance required to be maintained hereunder, including such originals or copies of policies, certificates of insurance, riders and endorsements re-lating thereto and proof of payment of premiums as Secured Party may request. If Guarantor shall fail to maintain any such insur-ance, Secured Party may, but shall not be obligated to, do so at the expense of Guarantor, in addition to the other rights and remedies of Secured Party. Guarantor hereby appoints Secured Party the representative of Guarantor for purposes of obtaining, ad-justing and canceling any such insurance and endorsing settlement drafts, and hereby assigns to Secured Party all sums which may become payable under such insurance, including returned premiums and dividends, as additional security for the Obligations.

The Collateral shall be kept at Guarantor’s place of business set forth above, except for temporary removal in connec-tion with its ordinary use or unless Guarantor shall have obtained the prior written consent of Secured Party for its removal to another location. Secured Party shall have the right to enter upon Guarantor’s premises at any reasonable time, and from time to time, to inspect the Collateral.

5. Filing And Recording. Guarantor, at its own cost and expense, shall execute and deliver to Secured Party any financing statements, and shall procure for Secured Party any other documents, necessary or appropriate to protect the security interest granted to Secured Party hereunder against the rights and interests of third parties, and shall cause the same to be duly recorded and filed in all places necessary to perfect the security interest of Secured Party in the Collateral. In the event that any recording or refiling thereof (or filing of any statements of continuation or assignment of any financing state-ment) is required to protect and preserve such security interest, Guarantor, at its own cost and expense, shall cause the same to be re-recorded and/or refiled at the time and in the manner re-quested by Secured Party. Guarantor hereby authorizes Secured Party to file or refile any financing statements or continuation statements with respect to the security interest granted pursuant to this Agreement which at any time may be required or appro-priate, although the same may have been executed only by Secured Party, and to execute such financing statement on behalf of Guarantor. Guarantor hereby irrevocably designates Secured Party, its agents, representatives and designees, as agent and attorney-in-fact for Guarantor for the aforesaid purposes.

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6. Default. The occurrence of any one or more of the following events, if such event remains uncured for a period of thirty (30) days, (hereinafter referred to as “Events of Default”) shall constitute a default hereunder, whether such occurrence is voluntary or involuntary or comes about or is effected by opera-tion of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental authority:

(a) If Guarantor shall default in the payment of any money due under the Note; or

(b) If Guarantor shall fail to pay, perform or observe any covenant, agreement, term or provision of this Agreement, or any other agreement or arrangement now or hereafter entered into between the parties hereto or their affiliates or with respect to any Obligation of Guarantor to Secured Party; or

(c) If any representation, warranty or other statement of fact herein or in any writing, certificate, report or statement at any time furnished to Secured Party pursuant to or in connection with this Agreement or the Guaranty shall be false or misleading in any material respect; or

(d) If Guarantor or the Maker shall: admit in writing its inability to pay its debts generally as they become due; file a petition for relief under the bankruptcy laws or a petition to take advantage of any insolvency act; make an assignment for the benefit of creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the Federal Bank-ruptcy Laws or any other applicable law or statute of the United States or any State; or if Guarantor or the Maker shall be adjudged a bankrupt or insolvent, or a court of competent jurisdiction shall enter any order, judgment or decree appointing a receiver, trustee, liquidator or conservator of Guarantor or the Maker or of the whole or any substantial part of the property of Guarantor or the Maker or approves a petition filed against Guarantor or the Maker seeking reorganization or similar relief under the Federal Bankruptcy Laws or any other applicable law or statute of the United States or any State; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of Guarantor or the Maker or the whole or any substan-tial part of its property; or if there is commenced against Guarantor or the Maker any proceeding for any of the foregoing relief; or if Guarantor or the Maker by any act indicates its consent to, approval of, or acquiescence in any such proceeding; or

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(e) If any creditor of Guarantor or the Maker for any reason whatsoever hereafter shall accelerate payment in whole or in part of any outstanding obligation owed to it by Guarantor or the Maker under any agreement or arrangement, or if any judgment against the Guarantor or the Maker or any execution against any of its prop-erty for any amount remains unpaid, unstayed or undis-missed for a period in excess of ten days; or

(f) If Guarantor or the Maker or any surety of any Ob-ligation shall die or cease to exist; or

(g) If there occur any material reduction in the value of the Collateral or any act of Guarantor which imperils the prospect of the full performance or satisfaction of the Obligations; or

(h) If all or any part of the Collateral shall be sold, transferred or assigned, or shall be further en-cumbered, hypothecated, mortgaged, or made subject to any other lien or security interest, without the prior written consent of Secured Party.

7. Rights And Remedies. Upon the occurrence of an Event of Default, the Obligations shall immediately become due and payable in full without notice or demand. Secured Party shall have all rights and remedies provided by the Uniform Com-mercial Code in effect in the State of New York on the date here-of. In addition to, or in conjunction with, or substitution for such rights and remedies, Secured Party may at any time and from and after the occurrence of an Event of Default hereunder:

(a) with or without notice to Guarantor, foreclose the security interest created herein by any available judicial procedure, or take possession of the Collater-al, or any portion thereof, with or without judicial process, and enter any premises where the Collateral may be located for the purpose of taking possession of or removing the same, or rendering the same unusable, or disposing of the Collateral on such premises, and Guarantor agrees not to resist or interfere therewith;

(b) require Guarantor to prepare, assemble or collect the Collateral, at Guarantor’s own expense, and make the same available to Secured Party at such place as Secured Party may designate, whether at Guarantor’s premises or elsewhere;

(c) sell, lease or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation, in Guarantor’s name or in its own name, or in the name of such party as Secured Party may designate, either at public or private sale (at which Secured Party shall have the right to pur-chase), in lots or in bulk, for cash or for credit, with or without representations or warranties, and upon such other terms as Secured Party, in its sole discretion, may deem advisable; and ten days’ written notice of such public sale date or dates after which private sale may occur, or such lesser period of time in the case of an emergency, shall constitute reason-able notice hereunder;

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(d) execute and deliver documents of title, certifi-cates of origin, or other evidence of payment, shipment or storage of any Collateral or proceeds on behalf of and in the name of Guarantor;

(e) remedy any default by Guarantor hereunder, without waiving such default, and any monies expended in so doing shall be chargeable with interest to Guarantor and added to the Obligations secured hereby; and

(f) apply for an injunction to restrain a breach or threatened breach of this Agreement by Guarantor.

8. Cumulative Rights. All rights, remedies and powers granted to Secured Party herein, or in any instrument or document related hereto, or provided or implied by law or in equity shall be cumulative and may be exercised singly or concurrently on any one or more occasions.

9. Guarantor’s Representations And Warranties. Guarantor hereby represents and warrants to Secured Party that:

(a) Guarantor is not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound. Neither the execution nor the delivery of this Agree-ment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will violate any law or regulation, or any order or decree of any court of governmental authority, or will conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed or trust, agreement or other instrument to which Guarantor is a party or by which Guarantor may be bound, or result in the creation or imposition of any lien, claim or encumbrance upon any property of Guarantor.

(b) Guarantor has the power to execute, deliver and perform the provisions of this Agreement and all in-struments and documents delivered or to be delivered pursuant hereto, and has taken or caused to be taken all necessary or appropriate actions to authorize the execution, delivery and performance of this Agreement and all such instruments and documents.

(c) Guarantor is the legal and equitable owner of the Collateral, free and clear of all security interests, liens, claims and encumbrances of every kind and nature. Except as may be set forth in Exhibit A annex-ed hereto, no financing statement covering the Colla-teral or its proceeds is on file in any public office.

(d) No default exists, and no event which with notice or the passage of time, or both, would constitute a default under the Collateral by any party thereto, and there are no offsets, claims or defenses against the obligations evidenced by the Collateral, except as may be expressly set forth in Exhibit A annexed hereto.

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10. Notices. All notices, requests, demands or other communications provided for herein shall be in writing and shall be deemed to have been properly given if sent by Federal Express courier or by registered or certified mail, return receipt re-quested, with postage prepaid, addressed to the parties at their respective addresses herein above set forth, or at such other addresses as the parties may designate in writing. Guarantor immediately shall notify Secured Party of any change in the address of Guarantor or discontinuance of the place of business or residence of Guarantor.

11. Modification And Waiver. No modification or waiver of any provision of this Agreement, and no consent by Secured Party to any breach thereof by Guarantor, shall be effective unless such modification or waiver shall be in writing and signed by Secured Party, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No course of dealing between Guarantor and Secured Party in exercising any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder. All such rights and remedies shall continue unimpaired, notwith-standing any delay, extension of time, renewal, compromise or other indulgence granted with respect to any of the Obligations. Guarantor hereby waives all notice of any such delay, extension of time, renewal, compromise or indulgence, and consents to be bound thereby as fully and effectually as if Guarantor expressly had agreed thereto in advance.

12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. Secured Party may assign this Agreement, and if assigned, the assignee shall be entitled, upon notifying Guarantor, to the payment and performance of all of the Obliga-tions and agreements of Guarantor hereunder and to all of the rights and remedies of Secured Party hereunder, and Guarantor will assert no claims or defenses Guarantor may have against Secured Party against the assignee. The gender and number used in this Agreement are used for reference term only and shall apply with the same effect whether the parties are masculine, feminine, neuter, singular or plural.

13. Miscellaneous. This Agreement shall be construed in accordance with and shall be governed by the laws of the State of New York. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement. Guarantor covenants and agrees to execute and deliver to Secured Party on demand such additional assurances, writings and instruments as may be required by Secured Party for purposes of effectuating the intent of this Agreement. The captions in this Agreement are for con-venience only, and shall not be considered in construing this Agreement.

14. Termination. Secured Party shall use its reasonable best efforts to file a security interest in Germany against the Collateral as soon as possible after the full execution of this Agreement. At such time as the earlier of i) all payment obligations of Maker have been paid in full, or ii) a security interest has been filed in Germany against the Collateral, this Agreement shall automatically terminate. Upon such termination, Secured Party shall promptly file a release of any and all UCC filings filed against Guarantor and execute and deliver to the Guarantor appropriate releases and documents with respect to the Collateral.

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IN WITNESS WHEREOF, the parties hereto have duly exe-cuted this Agreement on the date first above written.

POWER CLOUDS INC.

By:	/s/ Vincent Browne
Vincent Browne / President

IDC

By:	[*]

By:
[*]

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GUARANTY

GUARANTEE, given October 15, 2018, by Power Clouds Inc., a New York corporation, having an address at One World Trade Center, Suite 8500, New York, NY 10007 (Guarantor”), to [*] (“Lender”).

W I T N E S S E T H:

WHEREAS, concurrently herewith the Lender is lending to PCG_Holdco UG, a German corporation, having an address at Walther Rathenau Str. 24 - 64646 Heppenheim, Germany (Maker”), the sum of Three Million One Hundred Ninety Seven Thousand and Five Euros (€3,197,005), (such sum to be wired to the bank account designated by Maker and as set forth in Exhibit A attached hereto), as evidenced by a Promissory Note of even date herewith made by Maker to Lender (the “Note”); and

WHEREAS, in order to induce the Lender to make said loan, the Guarantor has agreed to give the Guaranty of the pay-ment of the Note.

NOW THEREFORE, in consideration of Ten Dollars, and other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as fol-lows:

1. The Guarantor does hereby unconditionally guaranty to the Lender the due and punctual payment of all principal and interest evidenced by the Note and all extensions, renewals or refinancings thereof, whenever due and payable, and all expenses of collection of the Note and of enforcement of the Guaranty, in-cluding reasonable attorneys’ fees (collectively referred to herein as the “Obligations”).

2. This Guaranty is irrevocable, continuing, indivi-sible and unconditional and, except as otherwise provided herein, may be proceeded upon immediately after failure by the Maker to pay any of the Obligations, without any prior action or proceed-ing against the Maker. The Guarantor hereby consents to and waives notice of the following, none of which shall affect, change or discharge the liability of the Guarantor hereunder: (a) any change in the terms of any agreement between the Maker and the Lender; and (b) the acceptance, alteration, release or substitution by the Lender of any security for the Obligations, whether provided by the Guarantor or any other person.

3. The Guarantor hereby expressly waives the follow-ing: (a) acceptance and notice of acceptance of the Guaranty by Lender; (b) notice of extension of time of the payment of, or renewal or alteration of the terms and conditions of, any Obliga-tions; (c) notice of any demand for payment, or nonpayment as to any Obligations; (d) trial by jury and the right thereto in any action or proceeding of any kind or nature, arising on, under or by reason of, or relating in any way to, the Guaranty or the Ob-ligations.

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4. All remedies of the Lender by reason of or under the Guaranty are separate and cumulative remedies, and it is agreed that no one of such remedies shall be deemed in exclusion of any other remedies available to the Lender.

5. The Guarantor represents and warrants that the Guarantor has full power and authority to execute, deliver and perform this Guaranty, and that neither the execution, delivery nor performance of the Guaranty will violate any law or regula-tion, or any order or decree of any court or governmental author-ity, or will conflict with, or result in the breach of, or con-stitute a default under, any agreement or other instrument to which the Guarantor is a party or by which Guarantor may be bound, or will result in the creation or imposition of any lien, claim or encumbrance upon any property of Guarantor.

6. This Guaranty may not be changed or terminated orally. No modification or waiver of any provision of the Guar-anty shall be effective unless such modification or waiver shall be in writing and signed by the Lender, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No course of dealing between the Guarantor and the Lender in exercising any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

7. This Guaranty shall be construed in accordance with, and governed by, the laws of the State of New York. No invalidity, irregularity, illegality or unenforceability of any Obligation shall affect, impair or be a defense to the enforce-ability of the Guaranty. Notwithstanding the invalidity, irregu-larity, illegality or unenforceability of any Obligation of the Maker to the Lender, the Guaranty shall remain in full force and effect and shall be binding in accordance with its terms upon the Guarantor and the heirs, executors, administrators, successors and assigns of the Guarantor.

8. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the Guarantor has given and execut-ed the Guaranty on the date first above written.

POWER CLOUDS INC.

By:	/s/ Vincent Browne
Vincent Browne / President

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PROMISSORY NOTE

€3,197,005	October 15, 2018

FOR VALUE RECEIVED, PCG_Holdco UG, a German corporation, having an address at Walther Rathenau Str. 24 - 64646 Heppenheim, Germany (“Maker”), hereby covenants and promises to pay to [*] (“Payee”), or order, at Payee’s address first above written or at such other address as Payee may designate in writing, Three Million One Hundred Ninety Seven Thousand and Five Euros (€3,197,005), together with interest thereon computed from the date hereof at the rate of 12 percent per annum, which principal and interest shall be payable, interest only at the aforesaid rate in monthly installments commencing on the 1st day of November, 2018, and continuing on the 1st day of each month thereafter, until November 1, 2010, on which date all outstanding principal and accrued interest shall be due and payable.

Maker covenants and agrees with Payee following:

1. Maker will pay the indebtedness evidenced by this Note as provided herein.

2. In the event any payment due hereunder shall not be paid on the date when due, such payment shall bear interest at the lesser of eighteen percent per annum or the highest lawful rate permitted under applicable law, from the date when such pay-ment was due until paid. In addition, Maker shall pay a late payment premium of 5 percent of any principal or interest payment made more than three (3) days after the due date thereof, which premium shall be paid with such late payment. This paragraph shall not be deemed to extend or otherwise modify or amend the date when such payments are due hereunder. The obligations of Maker under this Note are subject to the limitation that payments of interest shall not be required to the extent that the charging of or the receipt of any such payment by Payee would be contrary to the provisions of law applicable to Payee limiting the maximum rate of interest which may be charged or collected by Payee.

3. The holder of this Note may declare the entire unpaid amount of principal and interest under this Note to be immediately due and payable if Maker defaults in the due and punctual payment of principal or interest hereunder or if the Maker or Guarantor shall fail to pay, perform or observe any material covenant, agreement, term or provision of this or any other agreement or arrangement now or hereafter entered into between the parties and/or their affiliates.

4. Maker shall not have the right to prepay the in-debtedness evidenced by this Note, in whole or in part, unless Maker shall give Payee thirty days notice of its intention to prepay such indebtedness and shall pay to Payee on the date of the prepayment all accrued and unpaid interest on the principal amount then outstanding, plus a fee in an amount equal to twenty percent (20%) of the interest that would have accrued on the prepaid principal amount during the period from the date of such prepayment up to and including the Maturity Date.

5. Maker, and all guarantors, endorsers and sureties of this Note, hereby waive presentment for payment, demand, pro-test, notice of protest, notice of nonpayment, and notice of dis-honor of this Note. Maker and all guarantors, endorsers and sureties consent that the holder of this Note at any time may extend the time of payment of all or any part of the indebtedness secured hereby, or may grant any other indulgences.

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6. Any notice or demand required or permitted to be made or given hereunder shall be deemed sufficiently given or made if given by personal service or by Federal Express courier or by certified or registered mail, return receipt requested, addressed, if to Maker, at Maker’s address first above written, or if to Payee, at Payee’s address first above written. Either party may change its address by like notice to the other party.

7. This Note may not be changed or terminated orally, but only an agreement in writing signed by the party against whom enforcement of any change, modification, termination, waiver, or discharge is sought. This Note shall be construed and enforced in accordance with the laws of New York.

IN WITNESS WHEREOF Maker has executed this Note on the date first above written.

PCG_Holdco UG

By:	/s/ Vincent Browne
Vincent Browne, President

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